As filed with the Securities and Exchange Commission on October 26, 1994.
                                           Registration No. 33-55909
==============================================================================
                 SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                        AMENDMENT NO. 1
                              TO
                            FORM S-3
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                Automatic Data Processing, Inc.
     (Exact name of registrant as specified in its charter)
DELAWARE                                22-1467904
(State or other                        (I.R.S. Employer
jurisdiction of                       Identification No.)
incorporation)

                        One ADP Boulevard
                   Roseland, New Jersey 07068
                      Phone: (201) 994-5000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                      JAMES B. BENSON, ESQ.
            Corporate Vice President and General Counsel
                        One ADP Boulevard
                    Roseland, New Jersey 07068
                         (201) 994-5000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              Copy to:
                      RICHARD S. BORISOFF, ESQ.
               Paul, Weiss, Rifkind, Wharton & Garrison
                     1285 Avenue of the Americas
                       New York, New York 10019
                           (212) 373-3000

  Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement as determined by the Selling Stockholders.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

                 CALCULATION OF REGISTRATION FEE
===============================================================================
Title of        Shares       Proposed Maximum   Proposed Maximum     Amount of
Shares to be    to be         Offering Price   Aggregate Offering  Registration
Registered      Registered     Per Share (1)       Price (1)           Fee

Common Stock,
$.10 par value
per share ...    296,150       $54.94           $16,270,481.00    $3,254.10 (2)
===============================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Common Stock on October 5, 1994 as reported on the New York Stock Exchange.
(2) Previously paid.


   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
===============================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

               SUBJECT TO COMPLETION, DATED October 26, 1994

PROSPECTUS

                   AUTOMATIC DATA PROCESSING, INC.

                            296,150 Shares

                             Common Stock



       This Prospectus relates to 296,150 shares (the "Shares") of common stock, $.10 par value ("Common Stock"), of Automatic Data Processing, Inc. (the "Company"). The Shares may be offered by certain stockholders of the Company (the "Selling Stockholders") from time to time in transactions on the New York Stock Exchange, the Chicago Stock Exchange or the Pacific Stock Exchange, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary compensation). See "Selling Stockholders" and "Plan of Distribution."

       The Shares were acquired by the Selling Stockholders from the Company on October 1, 1994 in connection with the acquisition by the Company of a corporation previously owned by the Selling Stockholders. See "Selling Stockholders." The Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

       The shares of Common Stock of the Company are traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. On October 25, 1994, the last sales price for the shares of Common Stock as reported on the New York Stock Exchange was $56.625 per share.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
      THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
         SECURITIES COMMISSION NOR HAS THE COMMISSION
          OR ANY STATE SECURITIES COMMISSION PASSED
            UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION
                  TO THE CONTRARY IS A
                   CRIMINAL OFFENSE.




          The date of this Prospectus is October _, 1994.

                     AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange, the Chicago Stock Exchange, and the Pacific Stock Exchange, and such reports, proxy statements and other information concerning the Company can be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the office of the Chicago Stock Exchange, 120 South LaSalle Street, Chicago, Illinois 60603, and the offices of the Pacific Stock Exchange, 618 South Spring Street, Los Angeles, California 90014 and 310 Pine Street, San Francisco, California 94104.

       The Company has filed with the Commission a registration statement (the "Registration Statement") under the Securities Act, with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Facilities maintained by the Commission at Judiciary Plaza,
450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents which have been filed by the Company with the Commission, as noted below, are incorporated by reference into this
Prospectus: (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1994; and (b) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act filed with the Commission on January 21, 1992, including all amendments and reports filed for the purpose of updating such description. All of the above referenced documents were filed under Commission File No. 1-5397.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (excluding exhibits to such information which are not specifically incorporated by reference into such information).


                               THE COMPANY

       Automatic Data Processing, Inc., incorporated in Delaware in 1961, and its subsidiaries are engaged only in the computing services business. The Company's principal executive offices are located at One ADP Boulevard, Roseland, New Jersey 07068 (telephone (201) 994-5000). As used in this Prospectus, the term the "Company" means Automatic Data Processing, Inc.
and its consolidated subsidiaries, unless the context otherwise requires.


                    PRELIMINARY OPERATING RESULTS

        The following is a summary of the Company's unaudited operating results for the three month periods ended September 30, 1994 and 1993. The information furnished herein reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods. All adjustments are of a normal recurring nature. These statements should be read in conjunction with the annual financial statements and related notes of the Company for the year ended June 30, 1994.


                                                 Three Months Ended
                                                   September 30,
                                           1994                     1993
                                          (000's omitted except per share data)

Revenue                                $622,286                  $551,983
Earnings before income taxes and
 cumulative effect of accounting
 changes                               $ 92,600                  $ 78,860
Provision for income taxes             $ 23,900                  $ 20,350
Net earnings before cumulative
 effect of accounting changes          $ 68,700                  $ 58,510
Cumulative effect of accounting
 changes                               $     --                  $ (4,800)
Net earnings                           $ 68,700                  $ 53,710
Earnings per share:
 Before cumulative effect of
  accounting changes                   $    .49                  $    .42
 Cumulative effect of accounting
  changes                              $     --                  $   (.03)(a)
 Net income                            $    .49                  $    .39
Average shares outstanding              140,769                   140,645

- ------------------------
(a) In fiscal 1994 the Company adopted Financial Accounting Standards Board Statements No. 109, "Accounting for Income Taxes", and No. 112, "Employers' Accounting for Postemployment Benefits" effective July 1, 1993. The cumulative effect of adopting Statement No. 109 was to increase net earnings by $2.7 million ($.02 per share). The cumulative effect of adopting Statement No. 112, which requires that certain postemployment benefits be accrued as service is provided, was to decrease net earnings by $7.5 million ($.05 per share), net of $5.0 million of income tax benefits.

     Revenue of $622,286,000 in the quarter ended September 30, 1994 was up 13% from last year. Earnings per share increased 17% to $.49 from $.42 last year. Pretax earnings and net earnings also increased 17%.

     Revenue growth in Employer and Dealer Services was 12% and 22%, respectively. In addition, their primary leading indicators, new client sales and client retention, were very strong. Brokerage Services growth of 6% was on plan; as expected, U.S. trading volume was below last year's record level.

     Pretax margins improved primarily from continued productivity improvements, aided by automation.


                            USE OF PROCEEDS

       The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.


                          SELLING STOCKHOLDERS

       The Selling Stockholders acquired the Shares on October 1, 1994 pursuant to the terms of an agreement whereby the Company acquired The Application Group, Inc., a corporation previously owned by the Selling Stockholders, which became a wholy owned subsidiary of the Company. All of the Selling Stockholders, other than Charles Entrekin, Thomas W. Fife, Nicholas Hertz, William Magidson, Guy J. Vaillancourt, Paul J. Vormbaum, and Robert A. Warshawer, are employees of The Application Group, Inc. as of the date hereof. The following table sets forth with respect to each of the Selling Stockholders (i) the number of Shares beneficially owned as of October 7, 1994 and prior to the offering contemplated hereby,
(ii) the maximum number of Shares which may be sold in the offering and
(iii) the number of Shares which will be beneficially owned after the offering, assuming the sale of all the Shares set forth in (ii) above:



                         Beneficial Ownership                       Beneficial Ownership
                           Prior to Offering                           After Offering
                           -----------------                           --------------
                                                   Shares To Be
Selling Stockholder     Shares      Percentage         Sold         Shares     Percentage
- -------------------     ------      ----------         ----         ------     ----------

Beaman, Karen            8,071          *              8,071           0            0
Calcarone, Elizabeth       418          *                418           0            0
Campbell, James D.      23,482          *             23,482           0            0
Campbell, William J.   114,069          *            114,069           0            0
Davies, Michael          1,675          *              1,675           0            0
Delventhal, David R.       733          *                733           0            0
Entrekin, Charles       62,906          *             62,906           0            0
Fife, Thomas W.          2,411          *              2,411           0            0
Hertz, Nicholas            418          *                418           0            0
Lampton, Sharon          1,676          *              1,676           0            0
Mackey, Janice             418          *                418           0            0
Magidson, William          314          *                314           0            0
Maltz, Lynne S.          1,047          *              1,047           0            0
Manildi, Sandra L.       1,361          *              1,361           0            0
Parker, Steven K.        4,715          *              4,715           0            0
Pilston, David R.          838          *                838           0            0
Scarola, Carolyn        10,483          *             10,483           0            0





                         Beneficial Ownership                       Beneficial Ownership
                           Prior to Offering                           After Offering
                           -----------------                           --------------
                                                   Shares To Be
Selling Stockholder     Shares      Percentage         Sold         Shares     Percentage
- -------------------     ------      ----------         ----         ------     ----------


Vaillancourt, Guy J     1,152           *              1,152              0         0
Vormbaum, Paul J.      11,623           *             10,483           1140         *
Wagner, Coleen R.       1,571           *              1,571              0         0
Warshawer, Robert A.   42,670           *             42,670              0         0
Webb, Marvin M.         2,095           *              2,095              0         0
Woods, Paul F.          3,144           *              3,144              0         0
______________________
*  Less than 1%


                         PLAN OF DISTRIBUTION

       The sale of the Shares by the Selling Stockholders may be effected from time to time in transactions on the New York Stock Exchange, the Chicago Stock Exchange or the Pacific Stock Exchange, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at fixed prices, related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers might act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

       The Selling Stockholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.


                               EXPERTS

       The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                            LEGAL OPINION

       The validity of the authorization and issuance of the securities offered hereby is being passed upon for the Company by James B. Benson, Esq., Corporate Vice President and General Counsel of the Company. As of the date hereof, Mr. Benson beneficially owns 45,900 shares of the Company's Common Stock.

=====================================
       No dealer, salesperson or
 other individual has been authorized
to give any information or make any
representations not contained in this               296,150 Shares
Prospectus in connection with the
offering covered by this Prospectus.
If given or made, such information or
representations must not be relied
upon as having been authorized by the
Company.  This Prospectus does not
constitute an offer to sell, or a
solicitation of an offer to buy, any
securities in any jurisdiction where,
or to any person to whom, it is
unlawful to make such offer or                       AUTOMATIC DATA
solicitation. Neither the delivery of               PROCESSING, INC.
this Prospectus nor any sale made
hereunder shall, under any
circumstances, create an implication
that there has not been any change in
the facts set forth in this Prospectus
or in the affairs of the Company since
the date hereof.                                      Common Stock


      ------------------------                -----------------------------


                                                       PROSPECTUS


           TABLE OF CONTENTS                  -----------------------------

                                   Page
                                   ----
Available Information. . . . . . . . . 2
Incorporation of Certain
Documents by Reference . . . . . . . . 2
The Company. . . . . . . . . . . . . . 3
Preliminary Operating Results. . . . . 3
Use of Proceeds. . . . . . . . . . . . 4
Selling Stockholders . . . . . . . . . 4
Plan of Distribution . . . . . . . . . 5
Experts. . . . . . . . . . . . . . . . 5
Legal Opinion. . . . . . . . . . . . . 5



=========================================    =================================

                                PART II

              INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

       Registration fee to the Securities
       and Exchange Commission . . . . . . . . . . . . . . . . . . . $3,254.10
       Accounting fees and expenses. . . . . . . . . . . . . . . . . $2,000.00
       Legal fees and expenses . . . . . . . . . . . . . . . . . . . $5,000.00
       Miscellaneous expenses  . . . . . . . . . . . . . . . . . . . $1,495.90
             Total . . . . . . . . . . . . . . . . . . . . . . . . .$11,750.00

        The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. All expenses of the offering, other than selling discounts, commissions and legal fees and expenses incurred separately by the Selling Stockholders, will be paid by the Company.




Item 15. Indemnification of Directors and Officers.

       Provision for indemnification of directors and officers is made in
Section 145 of the Delaware General Corporation Law.

       Article Fifth, Sections 3 and 4 of the Company's Amended Restated Certificate of Incorporation provide as follows:

          "The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. In addition, the Corporation shall, in the manner and to the extent as the By-laws of the Corporation shall provide, indemnify to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, such other persons as the By-laws shall provide, and may purchase and maintain insurance on behalf of such other persons."

          "A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders,
    (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
    Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect

                            Page II-1
    any right or protection of any director of the Corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification."

    Finally, Article XIV, Section 6 of the Company's By-laws provides as follows:

          "Section 6.  Indemnification of directors and Officers and Others:
    The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Section 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. This indemnification applies to all directors and officers of the Corporation who sit on the boards of non-profit corporations in keeping with the Corporation's philosophy."

          "The Corporation shall indemnify any other person or employee who may have served at the request of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Section 145 thereof) so long as such person or employee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, further, so long as his actions were not in violation of corporate policies and directives."

       As permitted by Section 145 of the General Corporation Law of the State of Delaware and the Company's Certificate and By-Laws, the Company also maintains a directors and officers liability insurance policy which insures, subject to certain exclusions, deductibles and maximum amounts, directors and officers of the Company against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as directors and officers.


Item 16. Exhibits.

       A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.


Item 17. Undertakings.

       (a) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (b)   The undersigned Registrant hereby undertakes:

                              Page II-2

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) do not apply if the registration statement is on Form S-3 or form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             Page II-3

                             SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey, on the 26th day of October, 1994.

                                    AUTOMATIC DATA PROCESSING, INC.
                                              (Registrant)



                                    By /s/ Josh S. Weston
                                      -------------------------------
                                       Josh S. Weston, Chairman and
                                         Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                     Title                           Date
    ---------                     -----                           ----

/s/ Josh S. Weston
- --------------------
   (Josh S. Weston)        Chairman of the Board and         October 26, 1994
                           Director (Principal Executive
                           Officer)

/s/ Fred D. Anderson, Jr.
- -------------------------
(Fred D. Anderson, Jr.)    Chief Financial Officer and       October 26, 1994
                           Corporate Vice President
                           (Principal Financial Officer)

/s/ Richard J Haviland
- ----------------------
(Richard J. Haviland)      Controller and Corporate Vice     October 26, 1994
                           President


- --------------------
(Joseph A. Califano, Jr.)  Director                          October 26, 1994



- --------------------
(Leon G. Cooperman)        Director                          October 26, 1994

/s/ Edwin D Etherington
- -----------------------
(Edwin D. Etherington)     Director                          October 26, 1994



- --------------------
(Ann Dibble Jordan)        Director                          October 26, 1994


/s/ Harvey M. Krueger
- ---------------------
(Harvey M. Krueger)        Director                          October 26, 1994


/s/ Charles P. Lazarus
- ----------------------
(Charles P. Lazarus)      Director                           October 26, 1994



- -------------------
(Frederic V. Malek)       Director                           October 26, 1994


/s/ Henry Taub
- -------------------
 (Henry Taub)             Director                           October 26, 1994


/s/ Laurence A. Tisch
- ---------------------
(Laurence A. Tisch)       Director                           October 26, 1994



/s/ Arthur F. Weinbach
- ----------------------
(Arthur F. Weinbach)      Director                           October 26, 1994

                             EXHIBIT INDEX


                                                                Sequentially
Exhibit                                                         Numbered
Number                        Exhibit                           Page
- -------                       -------                           ------------

 4.1 Amended Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to Registrant's Annual Report on
              Form 10-K for the fiscal year ended June 30, 1987)

 4.2 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit (3)-#2 to Registrant's
              Annual Report on Form 10-K for the fiscal year ended June 30, 1991)

 4.3 Form of the Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4.4 to Registrant's Registration Statement on Form S-3 filed with the Commission on January 21, 1992)

*5 Opinion of James B. Benson, Esq. as to the legality of the securities being registered hereby

*23.1         Consent of James B. Benson, Esq. (included in
              Exhibit 5)

 23.2         Consent of Deloitte & Touche LLP


*  Previously filed